UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 6, 2008

RENAISSANCE LEARNING, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin (Address of principal executive offices)	54495-8036 (Zip code)

(715) 424-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On February 6, 2008, the Judith Paul July 2007 Grantor Retained Annuity Trust and the Terrance Paul July 2007 Grantor Retained Annuity Trust (the “Trusts”) adopted a trading plan designed to satisfy the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934 in order to facilitate the sale of certain shares of common stock of Renaissance Learning, Inc. (“Renaissance”).  The Trusts were established by Judith and Terrance Paul, the Chairman of the Board and Chief Executive Officer, respectively, of Renaissance, for estate planning purposes.  Neither Mrs. Paul nor Mr. Paul have beneficial ownership in the shares of Renaissance common stock held by the Trusts.  The trading plan was established as part of the Trusts’ long-term strategy for asset diversification.

The trading plan provides for periodic sales of shares of Renaissance common stock beginning in February 2008 and ending in February 2009.  In the aggregate, the trading plan provides for the sale of 1,159,180 shares of Renaissance common stock.  The shares of Renaissance common stock will be sold on the open market at prevailing prices, subject to minimum price thresholds.  The transactions under the trading plan will be disclosed publicly in Form 144 filings with the Securities and Exchange Commission.

Except as may be required by law, Renaissance does not undertake to report future trading plans adopted by its officers or directors or others, or to report modifications, terminations or transactions or other activities under the trading plan of the Trusts, any officer or director of Renaissance or others.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 7, 2008

RENAISSANCE LEARNING, INC.

By:

/s/ Mary T. Minch

Mary T. Minch

Senior Vice President-Finance, Chief Financial Officer and Secretary

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